                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                        WHOLLY-OWNED DIRECT OR
                                                                                                       INDIRECT SUBSIDIARIES OF
                                                                                                       ITT CARRYING ON THE SAME
                                                                                                         LINE OF BUSINESS AS
                                                                                                          NAMED SUBSIDIARIES
                                                                                                    ------------------------------
                                                                                    PERCENTAGE                          OPERATING
                                                      JURISDICTION                   OF VOTING         OPERATING            IN
                                                        IN WHICH                    SECURITIES          IN THE           FOREIGN
                        NAME                           ORGANIZED        PARENT         OWNED         UNITED STATES      COUNTRIES
---------------------------------------------------- --------------     -------     -----------     ---------------     ----------
ITT Corporation ("ITT")............................. Nevada             --              --                --                --
  ITT Educational Services, Inc..................... Delaware           ITT            83.33              --                --
  ITT Sheraton Corporation ("ITTSC")................ Delaware           ITT             100               74                98
    Caesars World, Inc.............................. Florida            ITTSC           100               52                --
    ITT Broadcasting Corp. ("ITTBC")................ Delaware           ITTSC           100               --                --
      ITT-Dow Jones Television...................... Delaware           ITTBC           50                --                --
    ITT Eden Corp. ("Eden")......................... Delaware           ITTSC           100               --                --
      MSG Eden Corporation ("MSG GP")............... Delaware           Eden            50                --                --
        Madison Square Garden, L.P.................. Delaware           MSG GP          50                --                --
    ITT Flight Operations, Inc...................... Pennsylvania       ITTSC           100               --                --
    ITT Information Services, Inc................... Delaware           ITTSC           100               --                --
    ITT MSG Inc..................................... Delaware           ITTSC           100               --                --
    Sheraton International, Inc.("SII")              Delaware           ITTSC           100               --                97
        Ciga S.p.A.................................. Italy              SII            70.3               --                48
  ITT World Directories, Inc........................ Delaware           ITT             80                --                11

Note: The names of some consolidated wholly-owned subsidiaries of ITT carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States or in foreign countries being shown. Also omitted from the list are the names of other subsidiaries since, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.